Exhibit 99.1

Freshpet, Inc. Reports Third Quarter 2021 Financial Results

Estimates Full Year Net Sales of ~$445 million

Supply Chain Headwinds and Accelerating Inflation Reduce Adjusted EBITDA Guidance

SECAUCUS, N.J. – November 8, 2021 – Freshpet, Inc. (“Freshpet” or the “Company”) (Nasdaq: FRPT) today reported financial results for its third quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights Compared to Prior Year Period

●	Net sales of $107.6 million, an increase of 27.8%
●	Net loss of $2.1 million, compared with prior year net income of $3.5 million
●	Adjusted EBITDA of $14.6 million, compared to prior year of $17.0 million [1]

"Despite unprecedented supply chain challenges, Freshpet's long-term growth model remains intact," commented Billy Cyr, Freshpet's Chief Executive Officer. "Like everyone else, we are facing extraordinary labor and material shortages, and accelerating inflation that have modestly delayed the start-up of new capacity and increased our costs more rapidly than we anticipated -- causing short-term challenges that we are addressing. However, the long-term trends driving Freshpet's growth remain strong, and - thanks to our aggressive capacity expansion initiatives and the investments we made in maintenance, training and automation in Q3 -- we have never been better positioned to fulfill our mission of 'changing the way people nourish their pets forever' than we are today."

Third Quarter 2021

Net sales increased 27.8% to $107.6 million for the third quarter of 2021 compared to $84.2 million for the third quarter of 2020. Net sales for the third quarter of 2021 were driven by velocity, distribution gains, and innovation.

Gross profit was $41.5 million, or 38.6% as a percentage of net sales, for the third quarter of 2021, compared to $36.7 million, or 43.5% as a percentage of net sales, in the prior year period. For the third quarter of 2021, Adjusted Gross Profit was $47.4 million, or 44.0% as a percentage of net sales, compared to $41.5 million, or 49.3% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to increased cost at our Freshpet Kitchens as a result of our wage increase plan, investments as we grow into capacity, inflation of ingredient cost and higher costs at our Freshpet Kitchens South partner. Adjusted Gross Profit is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to gross profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $42.4 million for the third quarter of 2021 compared to $32.9 million in the prior year period. As a percentage of net sales, SG&A increased to 39.4% for the third quarter of 2021 compared to 39.1% in the prior year period. Adjusted SG&A for the third quarter of 2021 was $32.8 million, or 30.4% as a percentage of net sales, compared to $24.5 million, or 29.1% as a percentage of net sales, in the prior year period. The increase in SG&A as a percentage of net sales and Adjusted SG&A as a percentage of net sales was a result of increased logistics costs, including freight costs, and higher employee-related costs, offset by general and administrative expense leverage due to higher net sales and decreased media as a percentage of net sales. Adjusted SG&A is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $2.1 million for the third quarter of 2021 compared to net income of $3.5 million for the prior year period. The decrease in net income was due to increased SG&A partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $14.6 million, or 13.6% as a percentage of net sales, for the third quarter of 2021, compared to $17.0 million, or 20.2% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense partially offset by higher net sales and Adjusted Gross Profit. Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net loss in the financial tables that accompany this release.

1     Adjusted EBITDA, as well as certain other measures in this release, is a non-GAAP financial measure. See "Non-GAAP Measures" for how we define these measures and the financial tables that accompany this release for reconciliations of these measures to the closest comparable GAAP measures.

First Nine Months of 2021

Net sales increased 32.2% to $309.6 million for the first nine months of 2021 compared to $234.3 million in the prior year period. Net sales for the first nine months of 2021 were driven by velocity, distribution gains, and innovation.

Gross profit was $120.9 million, or 39.1% as a percentage of net sales, for the first nine months of 2021, compared to $102.4 million, or 43.7% as a percentage of net sales, in the prior year period. For the first nine months of 2021, Adjusted Gross Profit was $141.1 million, or 45.6% as a percentage of net sales, compared to $115.4 million, or 49.3% as a percentage of net sales, in the prior year period. The decrease in gross profit as a percentage of net sales and Adjusted Gross Profit as a percentage of net sales was primarily due to increased cost at our Freshpet Kitchens as a result of our wage increase plan, investments as we grow into capacity, inflation of ingredient cost and higher costs at our Freshpet Kitchens South partner. Adjusted Gross Profit is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to gross profit in the financial tables that accompany this release.

SG&A expenses were $138.0 million for the first nine months of 2021 compared to $101.3 million in the prior year period. As a percentage of net sales, SG&A increased to 44.6% for the first nine months of 2021 compared to 43.2% in the prior year period. Adjusted SG&A for the first nine months of 2021 was $107.9 million, or 34.8% as a percentage of net sales, compared to $81.5 million, or 34.8% as a percentage of net sales, in the prior year period. The increase in SG&A expenses was a result of increased logistics costs, including freight costs, higher employee-related costs, and non-cash share-based compensation. Adjusted SG&A as a percentage of net sales remained unchanged from the prior year in the same period as a result of general and administrative expense leverage on higher net sales and decreased media spend as a percentage of net sales offset by increased logistics costs as a percentage of net sales. Adjusted SG&A is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to SG&A in the financial tables that accompany this release.

Net loss was $20.4 million for the first nine months of 2021 compared to a net income of $0.1 million for the prior year period. The decrease in net income was due to increased SG&A partially offset by higher net sales and increased gross profit.

Adjusted EBITDA was $33.2 million, or 10.7% as a percentage of net sales, for the first nine months of 2021, compared to $34.0 million, or 14.5% as a percentage of net sales, in the prior year period. The decrease in Adjusted EBITDA was a result of increased Adjusted SG&A expense, partially offset by increased Adjusted Gross Profit. Adjusted EBITDA is a non-GAAP financial measure defined under "Non-GAAP Measures," and is reconciled to net loss in the financial tables that accompany this release.

Balance Sheet

As of September 30, 2021, the Company had cash and cash equivalents of $170.8 million with no debt outstanding.

Outlook

For full year 2021, the Company updated its guidance. The Company expects the following results:

●	Net sales of ~$445 million, an increase of ~40% from 2020, from previous guidance of >$445 million

●	Adjusted EBITDA of ~$50 million, an increase of ~7% from 2020, from previous guidance of >$61 million

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain components of net income and the respective reconciliations, including the timing of and amount of costs of goods sold and selling, general and administrative expenses. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call & Earnings Presentation Webcast Information

As previously announced, today, November 8, 2021, the Company will host a conference call beginning at 4:30 p.m. Eastern Time with members of its leadership team. The conference call webcast will be available live over the Internet through the "Investors" section of the Company's website at www.freshpet.com. To participate on the live call, listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company's website and telephonic playback will be available from 7:30 p.m. Eastern Time today through November 22, 2021. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671; the passcode is 13723899.

About Freshpet

Freshpet’s mission is to improve the lives of dogs and cats through the power of fresh, real food. Freshpet foods are blends of fresh meats, vegetables and fruits farmed locally and made at our Freshpet Kitchens. We thoughtfully prepare our foods using natural ingredients, cooking them in small batches at lower temperatures to preserve the natural goodness of the ingredients. Freshpet foods and treats are kept refrigerated from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery (including online), natural food, club, and pet specialty retailers across the United States, Canada and Europe. From the care, we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://www.tiktok.com/@Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements, including our updated guidance, are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are several risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

●	Adjusted Gross Profit

●	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)

●	Adjusted SG&A

●	Adjusted SG&A as a % of net sales

●	EBITDA

●	Adjusted EBITDA

●	Adjusted EBITDA as a % of net sales

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as gross profit before depreciation expense, plant start-up expense, non-cash share-based compensation and COVID-19 expenses.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before depreciation and amortization, non-cash share-based compensation, launch expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an enterprise resource planning ("ERP") system, loss on disposal of equipment and COVID-19 expenses.

EBITDA and Adjusted EBITDA: EBITDA represents net income (loss) plus interest expense, income tax expense and depreciation and amortization expense, and Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation expense, launch expenses, fees related to equity offerings, plant start-up expense, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.

Management believes that the non-GAAP financial measures are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation. They also provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

Certain of these measures represent the Company's guidance for fiscal year 2021. The Company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and impact of certain items, including the timing of and amount of cost of goods sold and selling, general and administrative expenses, that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. The unavailable information could significantly impact our financial results. These items are not within the Company's control and may vary greatly between periods. Based on the foregoing, the Company believes that providing estimates of the amounts that would be required to reconcile these forecasted non-GAAP measures to forecasted GAAP measures would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Contact

ICR

Jeff Sonnek

646-277-1263

Jeff.sonnek@icrinc.com

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170,836	$67,247
Accounts receivable, net of allowance for doubtful accounts	32,217	18,438
Inventories, net	29,305	19,119
Prepaid expenses	3,870	3,378
Other current assets	1,562	914
Total Current Assets	237,790	109,096
Property, plant and equipment, net	471,964	281,073
Deposits on equipment	3,189	3,710
Operating lease right of use assets	6,874	7,866
Equity method investment	26,736	27,894
Other assets	11,774	4,749
Total Assets	$758,327	$434,388
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,828	$16,452
Accrued expenses	14,556	15,371
Current operating lease liabilities	1,359	1,298
Total Current Liabilities	$28,743	$33,121
Long term operating lease liabilities	6,066	7,098
Total Liabilities	$34,809	$40,219
STOCKHOLDERS' EQUITY:
Common stock — voting, $0.001 par value, 200,000 shares authorized, 43,404 issued and 43,390 outstanding on September 30, 2021, and 40,732 issued and 40,718 outstanding on December 31, 2020	43	41
Additional paid-in capital	949,995	600,388
Accumulated deficit	(226,357)	(205,924)
Accumulated other comprehensive income (loss)	93	(80)
Treasury stock, at cost — 14 shares on September 30, 2021 and on December 31, 2020	(256)	(256)
Total Stockholders' Equity	723,518	394,169
Total Liabilities and Stockholders' Equity	$758,327	$434,388

FRESHPET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
NET SALES	$107,590	$84,190	$309,620	$234,268
COST OF GOODS SOLD	66,065	47,535	188,689	131,891
GROSS PROFIT	41,525	36,654	120,931	102,377
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	42,365	32,895	137,955	101,273
(LOSS) INCOME FROM OPERATIONS	(840)	3,760	(17,024)	1,104
OTHER (EXPENSES)/INCOME:
Other (Expenses)/Income, net	2	25	(5)	70
Interest Expense	(677)	(216)	(2,232)	(999)
	(675)	(191)	(2,237)	(930)
(LOSS) INCOME BEFORE INCOME TAXES	(1,515)	3,569	(19,261)	175
INCOME TAX EXPENSE	16	22	48	65
LOSS ON EQUITY METHOD INVESTMENT	539	-	1,124	-
(LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,070)	$3,547	$(20,433)	$110
OTHER COMPREHENSIVE INCOME:
Change in foreign currency translation	$4	$368	$173	$40
TOTAL OTHER COMPREHENSIVE INCOME	4	368	173	40
TOTAL COMPREHENSIVE (LOSS) INCOME	$(2,066)	$3,916	$(20,260)	$150
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$(0.05)	$0.09	$(0.48)	$0.00
-DILUTED	$(0.05)	$0.09	$(0.48)	$0.00
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	43,373	40,560	42,774	39,452
-DILUTED	43,373	41,700	42,774	40,473

FRESHPET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	For the Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(20,433)	$110
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Provision for loss (gains) on accounts receivable	15	(4)
Loss on disposal of equipment	284	1,301
Share-based compensation	18,516	7,811
Inventory obsolescence	249	147
Depreciation and amortization	22,489	14,946
Amortization of deferred financing costs and loan discount	1,013	763
Change in operating lease right of use asset	992	962
Loss on equity method investment	1,124	—
Changes in operating assets and liabilities:
Accounts receivable	(13,794)	(3,060)
Inventories	(10,435)	(5,115)
Prepaid expenses and other current assets	(1,140)	9,587
Other assets	(5,520)	(222)
Accounts payable	5,057	(3,021)
Accrued expenses	(781)	(10,300)
Other lease liabilities	(971)	(842)
Net cash flows (used in) provided by operating activities	(3,335)	13,063
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	—	(20,001)
Proceeds from maturities of short-term investments	—	10,001
Investments in equity method investment	—	(27,625)
Acquisitions of property, plant and equipment, software and deposits on equipment	(220,835)	(99,924)
Net cash flows used in investing activities	(220,835)	(137,549)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common shares issued in primary offering, net of issuance cost	332,172	252,062
Proceeds from exercise of options to purchase common stock	2,048	4,664
Tax withholdings related to net shares settlements of restricted stock units	(3,198)	(1,636)
Proceeds from borrowings under Credit Facilities	—	20,933
Repayment of borrowings under Credit Facilities	—	(76,000)
Fees paid in connection with financing agreements	(3,263)	(824)
Net cash flows provided by financing activities	327,759	199,199
NET CHANGE IN CASH AND CASH EQUIVALENTS	103,589	74,713
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	67,247	9,472
CASH AND CASH EQUIVALENTS, END OF PERIOD	$170,836	$84,185

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in thousands)
Gross Profit	$41,525	$36,654	$120,931	$102,377
Depreciation expense	4,075	2,129	11,896	6,422
Plant start-up expense (a)	588	1,828	3,561	3,020
Non-cash share-based compensation	1,058	484	2,970	1,425
COVID-19 expense (b)	119	395	1,753	2,157
Adjusted Gross Profit	$47,365	$41,490	$141,111	$115,402
Adjusted Gross Profit as a % of Net Sales	44.0%	49.3%	45.6%	49.3%

(a)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(b)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in cost of goods sold.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in thousands)
SG&A expenses	$42,365	$32,895	$137,955	$101,273
Depreciation and amortization expense	3,671	2,923	10,593	8,524
Non-cash share-based compensation	4,688	2,863	15,546	6,386
Launch expense (a)	562	760	2,311	2,403
Loss on disposal of equipment	412	1,265	518	1,301
Equity offering expenses (b)	—	—	—	58
Enterprise Resource Planning (c)	273	428	1,123	830
COVID-19 expense (d)	—	187	5	283
Adjusted SG&A Expenses	$32,759	$24,468	$107,859	$81,488
Adjusted SG&A Expenses as a % of Net Sales	30.4%	29.1%	34.8%	34.8%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents fees associated with public offerings of our common stock.
(c)	Represents implementation and other costs associated with the implementation of an ERP system.
(d)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic, included in SG&A.

FRESHPET, INC. AND SUBSIDIARIES

RECONCILIATION BETWEEN NET INCOME (LOSS) AND ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Dollars in thousands)
Net (loss) income	$(2,070)	$3,547	$(20,433)	$110
Depreciation and amortization	7,746	5,052	22,489	14,946
Interest expense	677	216	2,232	999
Income tax expense	16	22	48	65
EBITDA	$6,369	$8,837	$4,336	$16,120
Loss on equity method investment	$539	$—	$1,124	$—
Loss on disposal of equipment	412	1,265	518	1,301
Non-cash share-based compensation	5,746	3,347	18,516	7,811
Launch expense (a)	562	760	2,311	2,403
Plant start-up expense (b)	588	1,828	3,561	3,020
Equity offering expenses (c)	—	—	—	58
Enterprise Resource Planning (d)	273	428	1,123	830
COVID-19 expense (e)	119	582	1,758	2,440
Adjusted EBITDA	$14,608	$17,048	$33,247	$33,983
Adjusted EBITDA as a % of Net Sales	13.6%	20.2%	10.7%	14.5%

(a)	Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.
(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents fees associated with public offerings of our common stock.
(d)	Represents implementation and other costs associated with the implementation of an ERP system.
(e)	Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs related to mitigating potential supply chain disruptions during the pandemic.